ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

BROWN & BROWN, INC.

            Pursuant to the provisions of Section 607.1006, Florida Statutes, Brown & Brown, Inc., a Florida profit corporation, adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  Article III of the corporation’s Articles of Incorporation is hereby amended in its entirety to read as follows:

The number of shares of capital stock authorized to be issued by this Corporation is 280,000,000 shares of Common Stock, par value $.10 per share.

SECOND:  The date of the amendment’s adoption was April 24, 2003.

THIRD:  Adoption of the amendment was approved by the shareholders.  The number of votes cast for the amendment was sufficient for approval.

            Signed this 24th day of April, 2003.

                                                                          BROWN & BROWN, INC.

                                                                        By:       /S/ THOMAS M. DONEGAN, JR.

                                                                                    Thomas M. Donegan, Jr.

                                                                                    Vice President